EXHIBIT 10.3

CONFIRMATION OF PRIOR CONSENT UNDER CREDIT AGREEMENT

This CONFIRMATION OF PRIOR CONSENT UNDER CREDIT AGREEMENT (this “Confirmation”) dated as of June 24, 2015, is made by and among PANERA BREAD COMPANY, a Delaware corporation (the “Borrower”), BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States, in its capacity as Administrative Agent for the Lenders (this and each other capitalized term used in this Confirmation and not otherwise defined herein shall have the meaning given to such term in the Credit Agreement (as defined below)), and each of the Lenders signatory hereto.

W I T N E S S E T H:

WHEREAS, the Borrower, the Administrative Agent, the L/C Issuer, the Swing Line Lender and the Lenders have entered into that certain Credit Agreement dated as of November 30, 2012 (as amended, modified, supplemented, restated, or amended and restated, the “Credit Agreement”), pursuant to which the Lenders and the L/C Issuer have made available to the Borrower a revolving credit facility;

WHEREAS, the Borrower, Bank of America, N.A, as administrative agent and lender, Wells Fargo Bank, National Association, as lender and TD Bank, N.A., as lender, entered into a Term Loan Agreement, dated as of June 11, 2014 (as from time to time amended, restated, supplemented or otherwise modified, the “Term Loan Agreement”);

WHEREAS,    the lenders under the Term Loan Agreement constituted at the date of the Term Loan Agreement, and constitute as of the date hereof, the Required Lenders under the Credit Agreement; and

WHEREAS, the Lenders under the Credit Agreement have agreed to join in this Confirmation;

NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.Confirmation. The parties hereto confirm that the Required Lenders, by entering into the Term Loan Agreement, consented as of June 11, 2014 to the provisions of the Term Loan Agreement, including Sections 7.01 and 7.09 thereof, notwithstanding the provisions of Section 7.09 of the Credit Agreement.

2.Effectiveness; Conditions Precedent. This Confirmation shall become effective upon the receipt by the Administrative Agent of executed counterparts of this Confirmation, each of which shall be originals or telecopies or other electronic imaging transmission (e.g. “pdf” via e-mail), duly executed by the Borrower, the Administrative Agent and the Required Lenders.

3.Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Confirmation, the Borrower represents and warrants to the Administrative Agent and the Lenders as follows:

(a)Since the date of the most recent financial reports of the Borrower delivered pursuant to Section 6.01 of the Credit Agreement, there has been no event or circumstance either individually or in the aggregate that has had or could reasonably be expected to have a Material Adverse Effect;

(b)The execution, delivery and performance by the Borrower of this Confirmation, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of the Borrower’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Material Contracts to which the Borrower is a party or affecting the Borrower or the properties of the Borrower or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or its property is subject; or (c) violate any Law, except where such violation could not reasonably be expected to have a Material Adverse Effect.

4.Entire Agreement. This Confirmation, together with all the Loan Documents, sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter.

5.Full Force and Effect of Confirmation. Except as hereby specifically supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall be and remain in full force and effect according to their respective terms.

6.Counterparts. This Confirmation may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

7.Governing Law. This Confirmation shall in all respects be governed by, and construed in accordance with, the laws of the State of New York and shall be further subject to the provisions of Section 10.14 of the Credit Agreement.

8.Enforceability. Should any one or more of the provisions of this Confirmation be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

9.References. On or after the date hereof, all references in any of the Loan Documents to the “Credit Agreement” shall mean the Credit Agreement, as confirmed by this Confirmation.

10.Successors and Assigns. This Confirmation shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, the L/C Issuer, the Swing Line Lender and each of the Lenders, and their respective successors, legal representatives, and assignees to the extent such assignees are permitted assignees as provided in Section 10.06 of the Credit Agreement.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

BORROWER:
PANERA BREAD COMPANY
By:	/s/ MICHAEL J. BUFANO
Name:	Michael J. Bufano
Title:	SVP, CFO

ADMINISTRATIVE AGENT:
BANK OF AMERICA, N.A., as Administrative Agent
By:	/s/ MOLLIE S. CANUP
Name:	Mollie S. Canup
Title:	Vice President

LENDERS:
BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender
By:	/s/ ANTHONY LUPPINO
Name:	Anthony Luppino
Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender
By:	/s/ STEPHEN LEON
Name:	Stephen Leon
Title:	Managing Director

TD BANK, N.A., as a Lender
By:	/s/ ALAN GARSON
Name:	Alan Garson
Title:	Senior Vice President

PNC BANK, NATIONAL ASSOCIATION, as a Lender
By:	/s/ THOMAS SHERMAN
Name:	Thomas Sherman
Title:	SVP

REGIONS BANK., as a Lender
By:	/s/ JAY R. GOLDSTEIN
Name:	Jay R. Goldstein
Title:	SVP